UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

December 19, 2019

Date of Report (Date of earliest event reported)

TELARIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Broadway, 16th Floor

New York, New York 10038

(Address of principal executive offices, including zip code)

(646) 723-5300

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TLRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

On December 19, 2019, The Rubicon Project, Inc., a Delaware corporation (“Rubicon Project”), Madison Merger Corp., a Delaware corporation and direct wholly owned subsidiary of Rubicon Project (“Merger Sub”), and Telaria, Inc., a Delaware corporation (“Telaria”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of specified conditions, the merger of Merger Sub with and into Telaria (the “Merger”), with Telaria surviving the Merger as a wholly owned subsidiary of Rubicon Project.

Each share of Telaria common stock issued and outstanding as of the effective time of the Merger (the “Effective Time”) (except for shares held by Telaria as treasury stock and shares owned directly or indirectly by Rubicon Project or Merger Sub) will be converted into the right to receive 1.082 (the “Exchange Ratio”) fully paid and nonassessable shares of Rubicon Project common stock (and, if applicable, cash in lieu of fractional shares) (the “Merger Consideration”), less any applicable withholding taxes.

Each Telaria equity award granted under Telaria’s equity compensation plans (other than vested Telaria restricted stock unit awards) outstanding as of the Effective Time will be converted into a corresponding award with respect to Rubicon Project common stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio. In addition, each vested Telaria restricted stock unit award outstanding as of the Effective Time, will be cancelled and the holder shall be entitled to receive the Merger Consideration in respect of each share underlying such award.

The Merger Agreement, among other matters, addresses certain post-closing governance matters, including: (1) that the executive chairman of Telaria as of the date of the Merger Agreement will be appointed as non-executive Chairman of the Board of Rubicon Project; (2) that the Chief Executive Officer (“CEO”) of Rubicon Project as of immediately prior to the Effective Time will continue to serve as the CEO of Rubicon Project; (3) that the CEO of Telaria as of the date of the Merger Agreement will be appointed to serve as President and Chief Operating Officer of Rubicon Project with certain responsibilities; and (4) the roles of certain other executives and employees of Telaria. In addition, effective as of the Effective time and until the second anniversary of the Effective Time, the board of directors of Rubicon Project will have nine directors, of which four will be current members of the board of directors of Rubicon Project (or successors nominated by such Rubicon Project directors), four will be former members of the board of directors of Telaria (or successors nominated by such former Telaria directors), and the remaining director will be the then serving CEO of Rubicon Project. If the initial non-executive Chairman of the Board of Rubicon Project ceases to serve as such, the non-executive Chairman of the Board of Rubicon Project will then be designated by the board of directors of Rubicon Project (by both a majority of the Rubicon Project designees and a majority of the Telaria designees) from among its members. Effective as of the Effective Time, the bylaws of Rubicon Project will be amended and restated to reflect the foregoing governance arrangements and certain related matters.

The completion of the Merger is subject to customary conditions, including:  (1) the adoption of the Merger Agreement by Telaria stockholders and the approval of the issuance of shares of Rubicon Project common stock in connection with the Merger by Rubicon Project stockholders; (2) the expiration or termination of the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (3) the receipt of any authorization or consent from a governmental entity required to be obtained with respect to the Merger under certain antitrust laws; (4) the absence of any order or law that has the effect of enjoining or otherwise prohibiting the consummation of the Merger; (5) the approval for listing of the shares of common stock of Rubicon Project forming part of the Merger Consideration on the New York Stock Exchange and the effectiveness of a registration statement with respect to such common stock; (6) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (7) performance by the other party in all material respects of its obligations under the Merger Agreement; (8) the receipt of an officer’s certificate executed by an executive officer of the other party certifying the party’s accuracy of its representations and warranties and material performance of its obligations; and (9) receipt by each of Telaria and Rubicon Project of an opinion of its respective outside counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement includes customary representations and warranties of Telaria and Rubicon Project and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between execution of the Merger Agreement and the Effective Time, (2) its obligation to call a meeting of its stockholders to adopt the Merger Agreement (in the case of Telaria) or approve the issuance of shares of Rubicon Project common stock in connection with the merger (in the case of Rubicon Project), and (3) and its non-solicitation obligations in connection with alternative acquisition proposals (however, under certain circumstances, a party may change its recommendation to its stockholders in response to a superior proposal or an intervening if such party’s board of directors determines in good faith that the failure to take such action would be inconsistent with the directors’ fiduciary duties under Delaware law).

The Merger Agreement provides for certain termination rights for both Rubicon Project and Telaria and provides that, in connection with a termination of the Merger Agreement under certain specified circumstances, Telaria will be required to pay Rubicon Project a termination fee of $13.7 million or Rubicon Project will be required to pay Telaria a termination fee of $16 million.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) will not survive completion of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or a willful breach, and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Voting Agreements

In connection with entering into the Merger Agreement, each of the named executive officers and directors of Telaria, in their respective capacities as stockholders of Telaria, have entered into a voting agreement with Rubicon Project (the “Telaria Voting Agreement”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of Telaria common stock in favor of the adoption of the Merger Agreement and against any alternative proposal.

The foregoing description of the Telaria Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Telaria Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with entering into the Merger Agreement, each of the named executive officers and directors of Rubicon Project, in their respective capacities as stockholders of Rubicon, have entered into a voting agreement with Telaria (the “Rubicon Project Voting Agreement”), pursuant to which such individuals have agreed, among other things, to vote their respective shares of Rubicon Project common stock in favor of the approval of the issuance of shares of Rubicon Project common stock pursuant to the Merger Agreement and against any alternative proposal.

The foregoing description of the Rubicon Project Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Rubicon Project Voting Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 19, 2019, by and among The Rubicon Project, Inc., Madison Merger Corp. and Telaria, Inc.*
10.1	Form of Telaria Voting Agreement
10.2	Form of Rubicon Project Voting Agreement

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Telaria agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger, Rubicon Project intends to file with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a document that serves as a prospectus of Rubicon Project and a joint proxy statement of Rubicon Project and Telaria (the “joint proxy statement/prospectus”). After the registration statement has been declared effective by the SEC, the joint proxy statement/prospectus will be delivered to stockholders of Rubicon Project and Telaria. SECURITY HOLDERS OF RUBICON PROJECT AND TELARIA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus (when available) and other documents filed by Rubicon Project and Telaria, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Rubicon Project will be made available free of charge on Rubicon Project’s website at https://rubiconproject.com/ under the link “Investor” and then under the heading “Financials and Filings” and the subheading “SEC Filings.” Copies of documents filed with the SEC by Telaria will be made available free of charge on Telaria’s website at https://telaria.com/ under the link “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

Rubicon Project and Telaria and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Rubicon Project common stock and Telaria common stock in respect of the proposed transaction. Information about Rubicon Project’s directors and executive officers is set forth in Rubicon Project’s From 10-K for the year ended 2018 and the proxy statement for Rubicon Project’s 2019 Annual Meeting of Stockholders, which were filed with the SEC on February 27, 2019 and April 5, 2019, respectively. Information about Telaria’s directors and executive officers is set forth in Telaria’s Form 10-K for the year ended 2018 and the proxy statement for Telaria’s 2019 Annual Meeting of Stockholders, which were filed with the SEC on March 19, 2019 and April 24, 2019, respectively. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELARIA, INC.

Date:	December 20, 2019	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel